UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 26, 2006

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I.R.S. Employer Identification No.) 03-0376558

(Address of principal executive offices)		(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN		38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective January 26, 2006, Pinnacle Airlines Corp. is entering into a form of Indemnity Agreement with its directors and officers. This form of Indemnity Agreement is attached hereto as Exhibit 10.31.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Also effective concurrently on January 26, 2006, Ian Massey accepted an appointment by the Board of Directors as a director of Pinnacle Airlines Corp. Mr. Massey was appointed as a Class I director, and will be subject to re-election at the 2008 annual meeting of stockholders. Mr. Massey will serve on the Audit Committee and the Nominating and Corporate Governance Committee. This appointment of an additional independent director to the Audit Committee, which has been in process for many months, will also timely bring the Company into compliance with NASDAQ’s continuing listing criteria.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits:

Exhibit
Number	Description
10.31	Form of Indemnity Agreement
99.1	Press release issued by Pinnacle Airlines Corp. dated January 31, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

     February 1, 2006

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